UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Rackspace Hosting, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 2, 2013 in San Antonio, Texas. Stockholders representing 129,675,795 shares, or 93.96% of the common shares outstanding as of the March 8, 2013 record date, were present in person or were represented at the meeting by proxy. The items listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in the Company's Proxy Statement for the 2013 Annual Meeting. Final voting results are shown below.
Proposal 1 - Election of directors:
Each nominee for election as a Class II director required the affirmative vote of a majority of the shares present at the 2013 Annual Meeting entitled to vote in order to be elected. Three Class II directors were elected to hold office for a term expiring in 2016. The following summarizes the votes received for each nominee for director:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
A. Lanham Napier	116,463,414	1,042,616	629,591	11,540,174
Michael Sam Gilliland	115,104,942	2,392,797	637,882	11,540,174
George J. Still, Jr.	115,170,197	2,328,026	637,398	11,540,174

Proposal 2 - Ratification of KPMG LLP, the Company's independent registered public accounting firm:
This proposal required the affirmative vote of holders of a majority of the shares present at the 2013 Annual Meeting entitled to vote. The following summarizes the voting results for the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013:

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
128,833,582	208,315	633,898	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	May 8, 2013	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary